Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Larry J. Goddard
(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE FOURTH QUARTER
AND YEAR ENDED DECEMBER 31, 2009

Tontitown, Arkansas, February 8, 2010......P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) today reported net loss of $3,915,329 or diluted and basic loss per share of $0.42 for the quarter ended December 31, 2009, and net loss of $10,847,325 or diluted and basic loss per share of $1.15 for the year ended December 31, 2009. These results compare to net loss of $11,423,986 or diluted and basic loss per share of $1.19, and net loss of $18,764,885 or diluted and basic loss per share of $1.94, respectively, for the quarter and year ended December 31, 2008.

Operating revenues were $80,871,818 for the fourth quarter of 2009, a 3.7% decrease compared to $84,014,264 for the fourth quarter of 2008. Operating revenues were $291,909,653 for the year ended December 31, 2009, a 28.2% decrease compared to $406,722,502 for the year ended December 31, 2008.

Daniel H. Cushman, President of the Company, commented, “Despite progress made in several areas, there is no getting around the fact that we suffered a loss in the fourth quarter and for the year.  An approximate $4.2M write down on a group of tractors, and a single Worker’s Compensation claim for  $750K, coupled with continued rate depression caused by industry overcapacity, and year over year increases in fuel costs, net of fuel surcharges, account for the majority of our fourth quarter loss. While revenue before fuel surcharges was down 19.3% compared to 2008, revenue for the fourth quarter 2009 was flat compared to the fourth quarter of 2008.

Encouraging progress has been made on several initiatives mentioned in the second and third quarter press releases, including:  diversification with specific focus on retail, manufacturing and consumer product industries, while at the same time continuing to nurture our relationships within the automotive sector; targeting Mexico and expedited services as areas of strategic growth; securing a team of experienced sales professionals with proven track records; identification of opportunities to operate more efficiently and cut costs. I am pleased with the progress we have made during the year towards the accomplishment of these items.

Benefits yielded by our progress in these areas can be seen in equipment utilization, measured in miles per tractor per day, which has seen year over year improvement for each month since August 2009, while empty miles have been reduced year over year each month for the same period. December 2009 utilization improved 15.1% over December 2008, predominantly as a result of our ability to generate new business in non-automotive sectors to better supplement what has traditionally been a weak month due to automotive plant down time. We have seen marginal improvement in our rate per total mile since the second quarter of 2009, while significantly reducing the amount of freight accepted from freight brokers (brokerage freight typically includes fuel surcharge in the rate, while non-brokerage freight separates revenue and fuel surcharge). As equipment utilization has improved we have also benefited from reduced operating costs associated with poor utilization, such as driver layovers and idle fuel consumption.

Another accomplishment completed in the fourth quarter 2009 was the rebranding of P.AM. Transport, which effectively combines the operations of several companies acquired over the last several years under the P.A.M. Transport, Inc. operating name. The benefits of communicating the services we provide in terms that customers, both existing and potential, understand outweigh any residual benefit of continued operations in the original names of the companies acquired such as Choctaw Express, Inc., Decker Transport Co., Inc., Allen Freight Services, Inc., and P.A.M. Dedicated Services, Inc.

We appreciate our customers’ and employees’ support through this transition, as it will provide us greater market visibility, operating efficiencies, and market position for 2010.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenue, before fuel surcharge	$70,469,053	$70,455,192	$260,773,726	$323,271,851
Fuel surcharge	10,402,765	13,559,072	31,135,927	83,450,651
	80,871,818	84,014,264	291,909,653	406,722,502

Operating expenses and costs:
Salaries, wages and benefits	27,657,323	26,932,623	101,833,307	123,960,969
Fuel expense	19,594,151	21,209,776	65,526,668	140,530,995
Operating supplies and expenses	6,732,345	7,519,725	26,572,338	30,514,463
Rent and purchased transportation	11,921,965	9,177,812	40,713,302	39,887,166
Depreciation	12,025,829	9,903,446	37,742,162	37,477,351
Goodwill impairment charge	-	15,413,137	-	15,413,137
Operating taxes and licenses	3,318,844	3,460,491	13,055,414	15,936,574
Insurance and claims	3,231,034	3,520,445	12,578,587	16,018,199
Communications and utilities	659,420	643,434	2,644,305	2,868,371
Other	1,221,452	1,384,224	4,966,649	5,118,888
Loss on disposition of equipment	636,273	25,276	931,090	951,427
Total operating expenses and costs	86,998,636	99,190,389	306,563,822	428,677,540

Operating loss	(6,126,818)	(15,176,125)	(14,654,169)	(21,955,038)

Interest expense	(517,327)	(714,271)	(2,373,004)	(2,428,563)
Non-operating income (expense)	81,967	(1,399,619)	(744,573)	(4,996,170)

Loss before income taxes	(6,562,178)	(17,290,015)	(17,771,746)	(29,379,771)
Income tax benefit	(2,646,849)	(5,866,029)	(6,924,421)	(10,614,886)

Net loss	$(3,915,329)	$(11,423,986)	$(10,847,325)	$(18,764,885)

Diluted loss per share	$(0.42)	$(1.19)	$(1.15)	$(1.94)

Average shares outstanding – Diluted	9,417,532	9,563,803	9,415,794	9,682,727

	Quarter Ended December 31,		Year Ended December 31,
Truckload Operations	2009	2008	2009	2008

Total miles	47,371,279	47,430,688	177,872,227	221,449,962
Operating ratio*	111.00%	113.52%	107.09%	105.53%
Empty miles factor	6.83%	7.26%	7.73%	7.28%
Revenue per total mile, before fuel surcharge	$1.25	$1.32	$1.25	$1.31
Total loads	81,700	75,961	293,266	345,128
Revenue per truck per work day	$538	$516	$504	$577
Revenue per truck per week	$2,690	$2,580	$2,520	$2,885
Average company trucks	1,685	1,871	1,697	1,949
Average owner operator trucks	33	35	33	44

Logistics Operations
Total revenue	$11,292,356	$7,654,959	$38,308,121	$33,706,321
Operating ratio	96.62%	187.32%	97.06%	117.65%

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* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.